Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements of SITO Mobile, Ltd. (the “Company”) on Form S-8 (File Nos. 333-163557, 333-175725 and 333-175728) of our report dated November 24, 2015, on our audit of the consolidated financial statements of the Company as of September 30, 2015 and for the year ended September 30, 2015, which report is included in this Annual Report on Form 10-K for the year ended September 30, 2015.

/s/ RBSM LLP

New York, NY

November 24, 2015